Exhibit 24

POWER OF ATTORNEY

The undersigned, as a Section 16 reporting person of NeurogesX, Inc. (the “Company”), hereby constitutes and appoints Stephen F. Ghiglieri, the undersigned’s true and lawful attorney-in-fact to:

1.	complete and execute Forms 3, 4 and 5 and other forms and all amendments thereto as such attorney-in-fact shall in their discretion determine to be required or advisable pursuant to Section 16 of the Securities Exchange Act of 1934 (as amended) and the rules and regulations promulgated thereunder, or any successor laws and regulations, as a consequence of the undersigned’s ownership, acquisition or disposition of securities of the Company; and

2.	do all acts necessary in order to file such forms with the Securities and Exchange Commission, any securities exchange or national association, the Company and such other person or agency as the attorney-in-fact shall deem appropriate.

The undersigned hereby ratifies and confirms all that said attorney-in-fact and agent shall do or cause to be done by virtue hereof. The undersigned acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming, nor is the Company assuming, any of the undersigned’s responsibilities to comply with Section 16 of the Securities Exchange Act of 1934 (as amended).

This Power of Attorney shall remain in full force and effect until the first to occur of (i) the date the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned’s holdings of and transactions in securities issued by the Company, (ii) with respect to each individual attorney-in-fact, the date such attorney-in-fact is no longer an officer or director of the Company, and (iii) the date the undersigned delivers a signed writing to the Company and the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 9th day of November, 2011.

Signature:/s/ Stephen J. Peroutka

Print Name: Stephen J. Peroutka, MD, PhD